UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

DecisionPoint Systems, Inc.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

 Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

This Schedule 14A filing consists of a transcript of an all-company meeting with employees of DecisionPoint Systems, Inc. (“we”, “our”, “us”, “DecisionPoint” or the “Company”) led by Steve Smith, DecisionPoint’s Chief Executive Officer, held on May 30, 2024, relating to the proposed acquisition of DecisionPoint (the “Merger”) by Barcoding Derby Buyer, Inc., a Delaware corporation (“Parent”), and Derby Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“MergerCo”), pursuant to the terms of an Agreement and Plan of Merger, dated April 30, 2024, by and among Parent, MergerCo, and the Company (the “Merger Agreement”).

Transcript of All-Company Meeting Led by Steve Smith

Good Morning,

Thank you for joining me today.

We wanted to give you an update from our last employee meeting on May 2, 2024 where we discussed the proposed merger with Barcoding.

About two weeks ago we distributed a detailed employee Q & A communication to all employees, as well as customer and partner communications.

On Monday last week, May 20, 2024, we filed a Preliminary Proxy Statement on Schedule 14A with the SEC related to the proposed merger with Barcoding that was announced on May 1, 2024. We anticipate filing the Definitive Proxy Statement this week and will then begin soliciting proxies.

Under the terms of the merger agreement, if the merger is completed, DecisionPoint stockholders will receive $10.22 per share in cash, representing an approximate 27% premium over the closing price of $8.05 on April 30, 2024, the night before the announcement, and a year-to-date return of 63% over the $6.26 per share price on the last trading day of 2023.

How will stock and stock options be treated in the merger?

Upon completion of the Merger, stockholders of the Company will be entitled to receive $10.22 in cash, without interest and subject to any applicable tax withholdings, for each share of the Company’s common stock that they own.

The Merger Agreement provides that all equity awards granted under the Company Equity Plan, consisting of Company Options and Company RSUs, that are outstanding as of immediately prior to the Effective Time will become fully vested as of the Effective Time and cancelled and converted into cash consideration equal to $10.22 (less the applicable per share exercise price, with respect to any Company Options) multiplied by the number of shares subject to the equity award, subject to any required tax withholdings, payable within five business days following the Effective Time. The Company Equity Plan will terminate as of the Effective Time.

Who votes at the Special Meeting?

You are entitled to vote at the Special Meeting if you owned shares of the Company’s common stock at the close of business on May 24, 2024, which is the Record Date for the Special Meeting. You will have one vote at the Special Meeting for each share of the Company’s common stock that you owned at the close of business on the Record Date.

Whether or not you plan to attend the Special Meeting, which is anticipated to occur in July 2024, it is important that you be represented. To ensure that your vote will be received and counted, please vote online, by mail or by telephone, by following the instructions on the proxy card or voting instruction form included with the proxy materials. If you attend the Special Meeting virtually, you may vote electronically at the meeting even if you have previously returned your proxy card or have submitted a proxy via the internet or by telephone. Your electronic vote at the Special Meeting will revoke any proxy that you have previously submitted.

If you hold your shares in ‘‘street name,’’ you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. The failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote ‘‘AGAINST’’ the proposal to adopt the Merger Agreement, but will not be counted as ‘‘FOR’’ or ‘‘AGAINST’’, and therefore will not be counted as a vote ‘‘cast’’ nor have any effect on, the outcome of the Compensation Proposal or the Adjournment Proposal, which are described further in the Proxy Statement.

Your vote is very important, regardless of the number of shares that you own. We cannot complete the Merger unless the proposal to adopt the Merger Agreement is approved by the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote on the Merger.

We will begin soliciting proxies upon filing the Definitive Proxy Statement and continue this process throughout the month of June.

When will the Transaction close?

The transaction is currently expected to close in July 2024, subject to the approval of DecisionPoint stockholders and the satisfaction of customary closing conditions. Closing of the transaction is not subject to a financing condition.

Upon completion of the transaction, DecisionPoint will become a privately held company and its stock will no longer be publicly traded. The Company will continue to operate under the DecisionPoint Systems name and brand.

Looking forward to the proposed integration with Barcoding, we would like to announce the following preliminary Functional Group Leads:

Integration Management Office – Dave Strasinger

Finance – Melinda Wohl

Human Resources – Maureen Miles

Corporate Technology – Susan Kortz and Brian Maus

Do you have any further questions?

Question – What happens if I have employee stock options that expired last year?

Answer – They stock options are expired and no longer valid.

Question – Are we being acquired by Barcoding, Inc. or is this a merger between the two companies?

Answer – As stated in our press release from May 1, 2024, this is a merger between the two companies funded by Graham Partners. My role as CEO of Decisionpoint and the leadership at the company will remain the same as we continue to operate in our present form.

Please feel free to email us at: projectderby@decisionpt.com

Thank you.

Cautionary Statement Regarding Forward-Looking Statements

This communication may contain forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding the pending acquisition of the Company and the expected timing of the closing of the Merger. In some cases, you can identify forward-looking statements by the following words: “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on the Company’s beliefs, as well as assumptions made by, and information currently available to, the Company. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including, but not limited to: (i) the risk that the Merger may not be completed; (ii) the failure to satisfy any of the conditions to the consummation of the Merger, including the receipt of approval by the Company’s stockholders to adopt the Merger Agreement; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement which govern the terms of the Merger, including in circumstances requiring the Company to pay a termination fee; (iv) the effect of the announcement or pendency of the Merger on the Company’s business relationships, operating results and business generally; (v) risks that the Merger disrupts the Company’s current plans and operations; (vi) the Company’s ability to retain and hire key personnel and maintain relationships with key business partners and customers, and others with whom it does business; (vii) risks related to diverting management’s or employees’ attention during the pendency of the Merger from the Company’s ongoing business operations; (viii) the amount of costs, fees, charges or expenses resulting from the Merger; (ix) potential litigation relating to the Merger; (x) uncertainty as to the Merger and the ability of each party to consummate the Merger; (xi) risks that the benefits of the Merger are not realized when or as expected; (xii) the risk that the price of the Company’s common stock may fluctuate during the pendency of the Merger and may decline significantly if the Merger is not completed; and (xiii) other risks described in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), such as the risks and uncertainties described under the headings “Note Regarding Forward-Looking Statements,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other sections of the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q, and in the Company’s other filings with the SEC. While the list of risks and uncertainties presented here is, and the discussion of risks and uncertainties to be presented in the proxy statement on Schedule 14A that the Company will file with the SEC relating to its special meeting of stockholders will be, considered representative, no such list or discussion should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and/or similar risks, any of which could have a material adverse effect on the completion of the Merger and/or the Company’s consolidated financial condition. The forward-looking statements speak only as of the date they are made. Except as required by applicable law or regulation, the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

The information that can be accessed through hyperlinks or website addresses included in this communication is deemed not to be incorporated in or part of this communication.

Additional Information and Where to Find It

This communication is being made in respect of the Merger. In connection with the proposed Merger, the Company will file with the SEC a proxy statement on Schedule 14A relating to its special meeting of stockholders and may file or furnish other documents with the SEC regarding the Merger. When completed, a definitive proxy statement will be made available to the Company’s stockholders. STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT REGARDING THE MERGER (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND ANY OTHER RELEVANT DOCUMENTS FILED OR FURNISHED WITH THE SEC IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The Company’s stockholders may obtain free copies of the documents the Company files with the SEC from the SEC’s website at www.sec.gov or through the Company’s website at decisionpt.com under the link “Investors” and then under the link “SEC Filings”. Alternatively, these documents, when available, can be obtained free of charge from the Company upon written request to the Company’s Secretary at 1615 South Congress Avenue, Suite 103, Delray Beach, FL 33445.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Merger. Additional information regarding the identity of the participants, and their respective direct and indirect interests in the Merger, by security holdings or otherwise, will be set forth in the proxy statement for the Company’s special meeting of stockholders and other relevant materials to be filed with the SEC in respect of the Merger when they become available. These documents can be obtained free of charge from the sources indicated above.